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                                 LEASE AGREEMENT

         FOR GOOD C0NSIDERATION it is agreed that Gregory F. Martini, whose address is 11157 Snider Road, Cincinnati, Ohio 45249, ("MARTINI") is the owner of certain equipment ("EQUIPMENT") listed on Exhibit "A" attached hereto, and does hereby lease to Light Touch Vein & Laser, Inc., an Ohio corporation, whose address is 10663 Montgomery Road, Cincinnati, Ohio 45242, ("LIGHT TOUCH") said EQUIPMENT.

         The term of this Lease shall be month to month, commencing April 1, 1999.

         LIGHT TOUCH shall pay the sum of One Hundred and 00/100 ($100.00) Dollars per month to MARTINI, at the above address, payable on the first day of each month, beginning April 1, 1999. A security deposit of $100.00 is due upon the execution of this Lease Agreement. A ten (10%) percent penalty shall be assessed to the rental payment should rent not be paid on or before the due date.

         LIGHT TOUCH shall not use or knowingly permit any part of the EQUIPMENT to be used for any unlawful purpose. LIGHT TOUCH shall keep the EQUIPMENT and every part thereof in a clean and wholesome condition. LIGHT TOUCH shall, at its own expense, keep the EQUIPMENT in good repair, order and condition at all times. LIGHT TOUCH shall commit no waste to the EQUIPMENT. LIGHT TOUCH shall make no modifications to the EQUIPMENT without prior written consent from MARTINI.

         LIGHT TOUCH shall be responsible, for any and all taxes and insurance on said EQUIPMENT. MARTINI shall be named as an additional insured on the insurance policy. LIGHT TOUCH shall provide proof of insurance and provide proof to MARTINI that insurance is in full force and effect.

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         LIGHT TOUCH shall not assign this lease. LIGHT TOUCH shall not sublet the EQUIPMENT.

         Either party hereto may terminate this Lease Agreement at any time. Said termination must be given to the other party, in writing, at least thirty
(30) days before the next rental payment due date.

         MARTINI shall have all remedies available to him upon default of any of the terms and conditions of this Lease Agreement as provided by Ohio law.

         IN WITNESS WHEREOF, the parties hereto have signed their names on this 31st day of March, 1999.



Witnesses:

/s/ Julie Crossley                         /s/ Gregory F. Martini
-------------------------                  ------------------------------------
                                           Gregory F. Martini
/s/ Kim L. Hartman
-------------------------

                                           LIGHT TOUCH VEIN & LASER, INC.

/s/ Julie Crossley                            By: /s/ Colin C. Herd
-------------------------                     ---------------------------------
                                              Colin C. Herd, Director
/s/ Kim L. Hartman
-------------------------


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